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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statements on Forms S-8 (File Nos. 333-125701, 333-104724 and 333-152732) and Forms S-3 (File Nos. 333-129784, 333-114258, 333-134992 and 333-148069) of Mines Management, Inc. and to the incorporation by reference therein of our reports dated March 16, 2009 with respect to the consolidated financial statements and internal control over financial reporting of Mines Management, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

/S/ TANNER LC

Salt Lake City, Utah
March 16, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM